Filed Pursuant to Rule 433(d)

Registration No. 333-131 369

ELEMENTS℠

1-877-ETN-ADVICE (386-2384) • www.ELEMENTSetn.com

ELEMENTS℠



- ACCESS TO NEW MARKETS AND STRATEGIES
- PORTFOLIO DIVERSIFICATION
- PRICE TRANSPARENCY
- TAX EFFICIENCY
- EXCHANGE LISTING
- NO INTEREST PAYMENTS
- NO PRINCIPAL PROTECTION

